UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Gener8 Constantine

On June 27, 2016, Gener8 Constantine LLC, a wholly-owned subsidiary of Gener8 Maritime, Inc. (the “Company”), took delivery of the Gener8 Constantine, a 299,011 metric tons deadweight 2016-built VLCC newbuilding. The Company acquired this vessel pursuant to a shipbuilding contract with Hyundai Samho Heavy Industries Co., Ltd. (“HSHI”) which was entered into by STI Cavaliere Shipping Company Limited (“STI Cavaliere”), a former subsidiary of Scorpio Tankers Inc. (“Scorpio”) and was subsequently novated to Gener8 Constantine LLC. The Company purchased STI Cavaliere from Scorpio along with six other Scorpio subsidiaries owning six other shipbuilding contracts for VLCC newbuildings in March 2014. The Gener8 Constantine is the sixth of these seven VLCC newbuildings to be delivered.

The purchase price paid by the Company to Scorpio for STI Cavaliere was $18.9 million and the Company has since made additional installment payments under the shipbuilding contract for the Gener8 Constantine in the amount of $75.6 million. There are no further remaining installment payments due in respect of the Gener8 Constantine. The funds used by the Company in funding the purchase price for STI Cavaliere and the subsequent installment payments in respect of the Gener8 Constantine included net proceeds from private placements of the Company’s common shares in 2013 and 2014, net proceeds from the private placement of the Company’s senior notes in 2014, and from borrowings under the Korean Export Credit Facility (as such term is used in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016).

The purchasers of the Company’s common shares in the private placements during 2013 and 2014 included Oaktree, Aurora, BlackRock, BlueMountain and Twin Haven. BlueMountain was the sole purchaser of the Company’s senior notes in 2014.  As used in this report, “Oaktree” refers to Oaktree Capital Management L.P. and/or one or more of its investment entities and the funds managed by it, “BlueMountain” refers to BlueMountain Capital Management, LLC and/or one or more of its investment entities, “BlackRock” refers to BlackRock, Inc. and/or one or more of its investment entities, “Aurora” refers to ARF II Maritime Holdings LLC and/or one or more investment entities of Aurora Resurgence Capital Partners II LLC and/or Aurora Resurgence Advisors II LLC, “Twin Haven” refers to Twin Haven Special Opportunities Fund IV, L.P. and/or one or more other investment entities of Twin Haven Capital Partners, LLC. One current member of the Company’s Board is an employee of or associated with Oaktree, one current member of the Board is associated with or an employee of Aurora and one current member of the Board is associated with or an employee of BlueMountain. At the time of the private placements of the Company’s common shares and senior notes in 2014 three members of the Board were associated with or employees of Oaktree, one member of the Board was associated with or an employee of Aurora, one member of the Board was associated with or an employee of BlackRock, one member of the Board was associated with or an employee of BlueMountain and one member of the Board was associated with or an employee of Twin Haven. At the time of the private placements in 2013, three members of the Board were associated with or employees of Oaktree and one member of the Board was associated with or an employee of BlueMountain.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s shipbuilding contracts; completion and funding of financing on acceptable terms; delay in the construction of the Company’s newbuildings; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: June 29, 2016